SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 5, 2010, the initial purchasers in priceline.com Incorporated’s previously announced private offering of 1.25% Convertible Senior Notes due 2015 (the “Notes”) exercised in full their option to purchase an additional $75 million of Notes, solely to cover over-allotments. Priceline.com announced on March 4, 2010 the pricing of $500 million principal amount of Notes to be issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and priceline.com’s intention to grant the initial purchasers of the Notes an option to purchase up to an additional $75 million of Notes.  Priceline.com expects the closing of the purchase of the $500 million aggregate principal amount of Notes and the additional $75 million aggregate principal amount of Notes to occur on March 10, 2010.

This notice does not constitute an offer to sell or a solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes and any priceline.com common stock issuable upon the conversion of the Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President and General Counsel

Date:  March 5, 2010